                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of The Charles Schwab Corporation on Form S-4 of our report dated February 16, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph related to an accounting change to conform with Statement of Position 98-1), appearing in the Current Report on Form 8-K of The Charles Schwab Corporation dated February 22, 2000 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
------------------------------------------------------
DELOITTE & TOUCHE LLP

San Francisco, California
February 22, 2000